INVESTOR PRESENTATION– SECOND QUARTER 2015 August 2015 Financial information as of June 30, 2015 NASDAQ: TIPT

DISCLAIMER 1 LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Financial Inc. (“Tiptree Financial”) and Tiptree Operating Company, LLC (the “Company”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree Financial, its subsidiaries or any of its affiliates or any other purpose. This information is subject to change without notice and should not be relied upon for any purpose. Neither Tiptree Financial nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. In furnishing this information and making any oral statements, neither Tiptree Financial, its subsidiaries nor any of its affiliates undertakes any obligation to provide the recipient with access to any additional information or to update or correct such information. The information herein or in any oral statements (if any) are prepared as of the date hereof or as of such earlier dates as presented herein; neither the delivery of this document nor any other oral statements regarding the affairs of Tiptree Financial or its affiliates shall create any implication that the information contained herein or the affairs of Tiptree Financial, its subsidiaries or its affiliates have not changed since the date hereof or after the dates presented herein (as applicable); that such information is correct as of any time subsequent to its date; or that such information is an indication regarding the performance of Tiptree Financial or any of its affiliates since the time of Tiptree Financial’s latest public filings or disclosure. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Tiptree Financial files public reports with the Securities and Exchange Commission (“SEC”) on EDGAR. The information contained herein should be read in conjunction with and is qualified by Tiptree Financial’s public filings. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree Financial's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree Financial's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree Financial’s Annual Report on Form 10-K, and as described in the Tiptree Financial’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements. NOT AN OFFER OR A SOLICITATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree Financial, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-U.S. GAAP MEASURES Management uses EBITDA and Adjusted EBITDA on a consolidated basis and for each segment, which are non-GAAP financial measures. We believe that consolidated EBITDA and Adjusted EBITDA provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company’s ability to service its debt and to facilitate comparison among companies. We believe segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. EBITDA and Adjusted EBITDA are not a measurement of financial performance or liquidity under GAAP; therefore, EBITDA and Adjusted EBITDA should not be considered as an alternative or substitute for GAAP. Our presentation of EBITDA and Adjusted EBITDA may differ from similarly titled non-GAAP financial measures used by other companies. We define EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in our financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of our subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) add significant acquisition related costs and (iv) adjust for significant relocation costs.

OVERVIEW Key Highlights

TIPTREE FINANCIAL INC. – SECOND QUARTER KEY HIGHLIGHTS 3 Tiptree Financial Inc. Insurance and Insurance Services Specialty Finance Real Estate Asset Management Corporate and Other • Sold PFG effective June 30, 2015 for a total of $150.1 million ($142.8 million in initial proceeds and $7.3 million to be paid over two years), with an after tax gain of $16.3 million. • Growing demand for non-bank consumer finance and auto warranty and insurance products underlying Fortegra earnings of $10.3 million for the first half of 2015. • Closed acquisition of Reliance First Capital, LLC on July 1, 2015. • Reliance first half 2015 originations of $389 million. • Home affordability and improving economy drove mortgage originations to $440 million and growth in earnings at Luxury. • Trends in small business borrowing and capital investment supported positive earnings growth at Siena. • Macro economic and demographic trends fueled additional investments at our Care subsidiary. • Improvements in rental income drove adjusted EBITDA year over year growth of 69% for the first half of 2015. • Sold sub notes in Telos 2 and 4 for $39.7 million generating realized losses of $8.0 million for the first half of 2015. • In Q3, reinvested $30 million in a new loan warehouse in anticipation of a new CLO offering. • While sub note sales resulted in realized losses, interest income on warehouse loans and future distributions are expected to replenish earnings over time. • Reinvested a portion of PFG sales proceeds into new principal investments which continue the Company’s strategy of leveraging its exposure to an improving economy. • Invested $9.7 million in non- performing mortgage loans in 2Q. • Invested $25 million to seed a Telos-managed credit opportunities fund.

SECOND QUARTER AND FIRST HALF HIGHLIGHTS – CONSOLIDATED 4 Three Months Ended June 30, Six Months Ended June 30, 2015 2014 2015 2014 (unaudited, $000 except per share data) Tiptree Operating Company GAAP Net Income $19,794 $4,022 $17,775 $7,624 Adjusted EBITDA a $32,225 $11,368 $45,245 $21,949 Adjusted EBITDA for Continuing Operations $7,192 $3,772 $12,013 $8,265 Adjusted EBITDA for Discontinued Operations $25,033 $7,596 $33,232 $13,684 Total Assets (as of June 30, 2015) $3,372,143 Shareholder Equity (as of June 30, 2015) $405,346 Tiptree Financial Inc. GAAP Net Income $14,962 $2,039 $13,983 $3,665 Shareholder Equity (as of June 30, 2015) $296,724 Class A Earnings per Share $0.47 $0.19 $0.44 $0.35 (a) For an explanation of Adjusted EBITDA and reconciliation to GAAP Net Income, see the Appendix.

OPPORTUNITIES FOR GROWTH Tiptree Operating Company and Tiptree Financial

The US economy has stabilized and has been showing signs of improving growth fundamentals. US consumer confidence index is up year over year. Based on public statements by Fed officials, we believe the Fed will raise interest rates later this year. It is anticipated that rates will only increase gradually. Tiptree’s businesses are positively leveraged to a healthier US consumer, improving business confidence and increased investment, and an expanding US economy. IMPROVING US ECONOMIC FUNDAMENTALS DRIVE GROWTH TRAJECTORY FOR TIPTREE 6 15,500 16,000 16,500 17,000 17,500 18,000 Ja n -1 3 A p r- 1 3 Ju l- 1 3 Oct -1 3 Ja n -1 4 A p r- 1 4 Ju l- 1 4 Oct -1 4 Ja n -1 5 A p r- 1 5 B il. $ US Gross Domestic Product a 0 20 40 60 80 100 120 Ja n -1 3 A p r- 1 3 Ju l- 1 3 Oct -1 3 Ja n -1 4 A p r- 1 4 Ju l- 1 4 Oct -1 4 Ja n -1 5 A p r- 1 5 Ju l- 1 5 In d ex Consumer Sentiment Three Month Moving Average b Sources: (a) US. Bureau of Economic Analysis, (b) Surveys of Consumers University of Michigan; (c) Federal Reserve Bank of St. Louis 3.0 4.0 5.0 6.0 7.0 8.0 9.0 Ja n -1 3 A p r- 1 3 Ju l- 1 3 Oct -1 3 Ja n -1 4 A p r- 1 4 Ju l- 1 4 Oct -1 4 Ja n -1 5 A p r- 1 5 Ju l- 1 5 Per ce n t US Civilian Unemployment Rate c

OPPORTUNITIES FOR GROWTH Insurance and Insurance Services

 Sold Philadelphia Financial Group, Inc. (“PFG”) on June 30, 2015. GAAP after tax gain of $16.3 million.  Initial cash proceeds of $142.8 million, with $7.3 million to be paid over two years.  $25 million of initial proceeds repaid amounts outstanding under the Fortress Credit Agreement.  Acquired Fortegra Financial Corporation (“Fortegra”) on December 4, 2014.  $10.3 million in pretax earnings in first half 2015 and $17.5 million in adjusted EBITDA.  Business to business model leveraged to growth in consumer finance, consumer auto sales and auto warranty products. We have transformed our Insurance and Insurance Services segment from the PFG business, which is a solid, stable business that required significant capital to fund growth in earnings, to one that has significant growth opportunity commensurate with our ability to invest in the business to grow and scale it without compromising current year adjusted EBITDA. INSURANCE AND INSURANCE SERVICES – REPOSITIONED FOR GROWTH 8 (a) Discontinued operations of the Company of $33.2 million for the first half of 2015 minus pre-tax gain on the sale of PFG Exchange PFG EBITDA for Fortegra PFG EBITDA 1H 2015 $6.0 million a Fortegra EBITDA 1H 2015 $17.5 million

 Consumer confidence and improving jobs outlook has supported growth in the demand for consumer credit.  Trends in bank regulation have driven the growth to non-bank providers for lower wage earners.  Credit life insurance products support these consumers’ access to credit.  Provides steady growth engine supporting quarter over quarter improvement in Fortegra’s earnings.  Growth in auto and auto warranty products as well as warranty products for consumer durables and electronics are providing new product opportunities. INSURANCE AND INSURANCE SERVICES - GROWTH OPPORTUNITY DRIVERS 9 0.68 0.68 0.70 0.66 0.66 0.68 0.32 0.32 0.34 0.31 0.31 0.33 0.0 0.2 0.4 0.6 0.8 1.0 1.2 2012 2013 2014 13:Q114:Q115:Q1 Tri l. $ Household Debt - Credit & Other Debt a, c Credit Other (a) Does not include Mortgage, home equity revolving, auto nor student loan debt. (b) The index is set at 100 at December 2012 for comparative purposes. Sources: (c) Federal Reserve Bank of New York Quarterly Report on Household Debt and Credit - May 2015; (d) Federal Reserve Bank of St. Louis 90 95 100 105 110 115 120 D e c- 1 2 M ar -1 3 Ju n -1 3 Se p -1 3 D e c- 1 3 M ar -1 4 Ju n -1 4 Se p -1 4 D e c- 1 4 M ar -1 5 Ju n -1 5 In d ex Industrial Production: Durable Goods: Appliances, Furniture & Carpeting b, d 90 92 94 96 98 100 Jan-11 Jan-12 Jan-13 Jan-14 Per 100 Peo p le US Mobile Cellular Subscriptions d

OPPORTUNITIES FOR GROWTH Specialty Finance

 Siena Lending Group (“Siena”)  Improvement in the US economy driving small and mid-size businesses to borrow and invest.  Industry trends supported Siena loan balance growth of 43% and improved earnings profile.  Luxury Mortgage Corporation (“Luxury”)  Primarily a retail purchase focused jumbo mortgage originator.  Home affordability attractive and improving job prospects for homebuyers fueling a rebirth in the purchase market in 2015.  Despite anticipated slow rise in interest rates, mortgage rates still expected to remain well below historic levels for the near future.  Reliance First Capital, LLC (“Reliance”)  Primarily GSE and FHA / VA mortgage originator focusing on refinancing with a call center model.  First half 2015 originations of $389 million complements Luxury’s retail purchase focus. SPECIALTY FINANCE 11 648 740 921 355 379 398 - 200 400 600 800 1,000 1,200 1,400 2014 2015(P) 2016(P) Th o u s. U n it s Housing Starts d Single Family Multifamily 0.0 50.0 100.0 150.0 200.0 250.0 Ja n -0 0 Ja n -0 2 Ja n -0 4 Ja n -0 6 Ja n -0 8 Ja n -1 0 Ja n -1 2 Ja n -1 4 In d ex Composite Affordability Index a, c (a) Measures whether a family earning median family income could qualify for a mortgage loan on a typical home defined as a national median-priced, existing single-family home. An index value of 100 means that a median income family has exactly enough to qualify while an index value of greater than 100 indicates that a median income family has more than enough income to qualify for a mortgage. Sources: (b)Thomson Reuters/PayNet; (c) Federal Reserve Bank of St. Louis (d) Fannie Mae Housing Forecast: July 2015 60 70 80 90 100 110 120 130 140 150 Ju n -1 2 Oct -1 2 Fe b -1 3 Ju n -1 3 Oct -1 3 Fe b -1 4 Ju n -1 4 Oct -1 4 Fe b -1 5 Ju n -1 5 In d ex Small Business Lending Index (SBLI) b

OPPORTUNITIES FOR GROWTH Real estate

REAL ESTATE 13 • Care’s real estate investments are focused on senior housing and are benefiting from the long term demographic trend of an aging population in the US. • Favorable supply and demand characteristics in senior housing are expected to continue. • The industry’s ability to add supply is expected to be at a slower pace than that at which the population is aging. • Our strategy is to grow adjusted EBITDA, driven by increasing rental income from the properties, similar to senior living REITs. • We expect growth in adjusted EBITDA to be driven by: • Expanding demand for new property locations driven by favorable demographic demand supply trends; • Property improvements and rising occupancy levels driving rental income increases; • General economic growth overall. SA, 10% IL, 19% AL, 58% MC, 12% SNF, 2% Care’s Acuity Type Mix a (by # of available beds / units) (a) AL represents Assisted Living, IL represents Independent Living, SA represents Senior Apartments, MC represents Memory Care, and SNF represents Skilled Nursing Facilities. Sources: (b) United States Census Bureau – 2014 National Population Projections 0.0 20.0 40.0 60.0 80.0 100.0 0.0 5.0 10.0 15.0 20.0 25.0 2015 2020 2025 2030 2035 2040 Mil . Mil . Projected U.S. Population by Age Cohort b Total 65 - 89 65 - 69 70 - 74 75 - 79 80 - 84 85 - 89 NJ, 8% MD, 13% PA, 13% SC, 17% NY, 17% VA, 21% Care’s State Mix (by # of properties)

OPPORTUNITIES FOR GROWTH Asset Management and Principal Investments

 Growth in assets under management (“AUM”) will benefit from a growing demand for business credit.  Demand for business credit has generally improved with the improvement in the economy and a growing confidence in and willingness to invest.  As of June 30, 2015, Telos had $1.91 billion of AUM primarily related to six match-funded CLOs. Tiptree has invested $25 million to seed a credit opportunity fund.  Compares to $1.77 billion of AUM as of the end of 2Q 2014.  Added $730 million of AUM in 2014 (offset by a decline of $223 million of AUM as early vintage structured vehicles run-off).  In Q3, invested $30 million into Telos 2015-7 to establish a warehouse credit facility in anticipation of launching a new CLO to take advantage of this trend. ASSET MANAGEMENT AND PRINCIPAL INVESTMENTS – OPPORTUNITIES FOR GROWTH 15 0 2,000 4,000 6,000 8,000 10,000 Ja n -0 0 A u g- 0 1 M ar -0 3 Oct -0 4 M ay -0 6 D e c- 0 7 Ju l- 0 9 Fe b -1 1 Se p -1 2 A p r- 1 4 B il. $ Nonfinancial Corporate Business; Credit Market Instruments a 0.0 0.5 1.0 1.5 2.0 2.5 3.0 2015 2016 2017 Longer Run Per ce n t G ro w th Fed. Reserve Projected Change in Real GDP (% Range) b Sources: (a) Federal Reserve Bank of St. Louis; (b) Federal Reserve Economic Projections of Federal Reserve Board Members and Federal Reserve Bank Presidents, June 2015 40.0 45.0 50.0 55.0 60.0 Ju l- 1 2 N o v- 1 2 M ar -1 3 Ju l- 1 3 N o v- 1 3 M ar -1 4 Ju l- 1 4 N o v- 1 4 M ar -1 5 Ju l- 1 5 In d ex PMI Composite Index a

FINANCIAL RESULTS Three and Six Months Ended June 30, 2015

SECOND QUARTER AND FIRST HALF HIGHLIGHTS – CONSOLIDATED

Key Drivers of Consolidated Results:

- Increase of $15.8 million in Net Income in 2Q and $10.2 million for the first half primarily driven by:
  - $16.3 million after-tax gain on the sale of PFG;
  - Fortegra's 2Q and YTD pre-tax earnings of $6.3 million and $10.3 million, respectively;
  - Expansion of real estate joint venture activities;
  - Realized losses on the sale of subordinated notes of $8.0 million in the six months.
- Growth in the first half of Adjusted EBITDA from Continuing Operations primarily due to the inclusion of Fortegra and impact from the new Care joint ventures.

Summary Consolidated Statements of Operations
Summary adjusted EBITDA [a]

(unaudited, $ in thousands)	Three months ended June 30, 2015	Three months ended June 30, 2014	Six months ended June 30, 2015	Six months ended June 30, 2014
Total revenue	99,179	9,640	187,189	20,506
Total expense	102,675	15,955	197,287	29,804
Net Income attributable to consolidated CLOs	1,916	7,071	2,658	11,714
(Loss) income before taxes from continuing operations	(1,580)	756	(7,440)	2,416
Less: Provision (benefit) for income taxes	(371)	(1,080)	(1,867)	(1,732)
Discontinued operations, net	21,003	2,186	23,348	3,476
Net income before non-controlling interests	19,794	4,022	17,775	7,624
Less: net income attributable to noncontrolling interests	$ 4,832	$ 1,983	$ 3,792	3,959
Net income available to common stockholders	**$ 14,962**	**$ 2,039**	**$ 13,983**	**3,665**
Adjusted EBITDA for Continuing Operations of the Company	$ 7,192	$ 3,772	$ 12,013	$ 8,265
Adjusted EBITDA for Discontinued Operations of the Company	$ 25,033	$ 7,596	$ 33,232	$ 13,684
Total Adjusted EBITDA of the Company	**$ 32,225**	**$ 11,368**	**$ 45,245**	**$ 21,949**

(a) For an explanation of Adjusted EBITDA and reconciliation to GAAP Net Income, see the Appendix.

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SEGMENT RESULTS – INSURANCE AND INSURANCE SERVICES 18  Net income increased from $4.0 million in the first quarter of 2015 to $6.3 million in the second quarter of 2015.  The quarter over quarter improvement in revenues, net income and adjusted EBITDA was largely attributable to:  Growth in the sale of credit life insurance, warranty and specialty insurance products for the auto sector and other consumer durables which more than offset slowing growth in cell phone warranty contracts.  Growth in consumer finance in the US combined with strong sales in auto, auto warranty products and consumer electronics and durable goods has provided strong underlying support to Fortegra’s results. Three Months Ended June 30, Six Months Ended June 30, 2015 2015 (unaudited, $’s in 000’s) Insurance and Insurance Services Revenue $ 78,521 $ 150,900 Expenses 72,221 140,574 Pre tax income / (loss) $ 6,300 $ 10,326 Adjusted EBITDA $ 9,215 $ 17,451

SEGMENT RESULTS – SPECIALTY FINANCE 19 • Pre-tax income was $568,000 and $1.0 million for the quarter and first half, respectively. • The increases in Net Income, Revenues and Adjusted EBITDA versus 2014 were driven primarily by: • Increased mortgage originations at Luxury; • Higher balances of average earnings assets at Siena as the result of a combination of new clients and increased lending activities. • Both businesses benefited from an improving US economy. • At Luxury, the improved business outlook reflects the improving housing and mortgage markets. • And Siena’s improved results reflect the growing confidence of small businesses to borrow and invest. Three Months Ended June 30, Six Months Ended June 30, 2015 2014 2015 2014 (unaudited, $’s in 000’s) Specialty Finance Revenue $ 7,980 $ 3,856 $ 14,235 $ 5,777 Expenses 7,412 4,477 13,232 7,056 Pre tax income / (loss) $ 568 $ (731) $ 1,003 $ (1,467) Adjusted EBITDA $ 692 $ (604) $ 1,249 $ (1,230)

SEGMENT RESULTS – REAL ESTATE 20 • Care made significant investments in senior housing properties and joint ventures during 2014 and the first quarter of 2015. • Resulted in higher rental and fee income in the first half of 2015. • This increased revenue was more than offset by additional depreciation and amortization expenses as the result of increased value attributable to the acquired properties. • Year over year pre-tax net losses increased by $1.2 million and $4.6 million in 2Q and first half of 2015, respectively. • Adjusted EBITDA grew 160% in the quarter and 69% in the first half, driven by the addition of new properties to the portfolio and the overall growth in rental income. Three Months Ended June 30, Six Months Ended June 30, 2015 2014 2015 2014 (unaudited, $’s in 000’s) Real Estate Revenue $ 12,350 $ 4,835 $ 21,774 $ 9,849 Expenses 14,319 5,586 27,924 11,364 Pre tax income / (loss) $ (1,969) $ (751) $ (6,150) $ (1,515) Adjusted EBITDA $ 2,040 $ 784 $ 2,659 $ 1,578

SEGMENT RESULTS – ASSET MANAGEMENT 21  Net Income attributable to Consolidated CLOs is split between two segments – (i) asset management fees in the Asset Management Segment and (ii) distributions and realized and unrealized losses in principal investments, in the form of subordinated notes, included in Corporate and other.  Net income and Adjusted EBITDA attributable to the asset management component of the CLOs were down slightly year over year.  The principal reason for the modest decline was the reduction in CLO management fees, driven by a combination of amortized AUM and lower fees on more recent CLOs.  Net interest income from the redeployment of $30.0 million of the $39.7 million of proceeds received from the sale of sub notes at Telos 2 and 4 will not be recorded until Telos 7 is launched.  The sale of sub notes also generated tax losses of approximately $12.5 million to the Company.  In addition, the interest income earned on the Telos 7 warehouse is not reflected in 2Q, but will be included in our Corporate & Other segment until the CLO is issued. Three Months Ended June 30, Six Months Ended June 30, 2015 2014 2015 2014 (unaudited, $’s in 000’s) Asset Management Revenue $ 38 $ 64 $ 101 $ 158 Expenses 439 497 1,149 1,393 Net Income attributable to consolidated CLOs 2,752 3,010 5,573 6,131 Pre tax income / (loss) $ 2,351 $ 2,577 $ 4,525 $ 4,896 Adjusted EBITDA $ 2,351 $ 2,577 $ 4,525 $ 4,896

SEGMENT RESULTS – CORPORATE AND OTHER 22 • Incorporates revenues from the Company’s principal investment activities and expenses include interest expense on the Fortress credit facility, and head office payroll and other expenses. • Pre-tax loss for the second quarter 2015 of $8.8 million and for the six months ended June 30, 2015 of $17.1 million was primarily driven by realized and unrealized net losses of $11.9 million on CLO subordinated notes, of which $8.0 million was related to the sale of subordinated notes in Telos 2 and 4. • We recorded $3.2 million in distributions for the second quarter and $9.0 million for the first half of 2015, of which $0.5 million and $3.2 million, respectively, were related to Telos 2 and 4. • To put this period’s losses in Telos 2 and 4 in context, over its life we have taken a total of $22 million in realized and unrealized losses on the subordinated notes, inclusive of that taken in 2015, but have received $94.3 million in distributions. Three Months Ended June 30, Six Months Ended June 30, 2015 2014 2015 2014 (unaudited, $’s in 000’s) Corporate and Other Revenue $ 290 $ 885 $ 179 $ 4,722 Expenses 8,284 5,395 14,408 9,991 Net Income attributable to consolidated CLOs (836) 4,061 (2,915) 5,583 Pre tax income / (loss) $ (8,830) $ (339) $ (17,144) $ 502 Adjusted EBITDA $ (7,106) $ 1,015 $ (13,871) $ 3,021

WELL POSITIONED FOR THE REMAINDER OF 2015 AND BEYOND 23 • As we move into the second half of 2015, we are well positioned to take advantage of any improvements in the US economy. • Early actions taken in beginning of the second half of the year have yet to contribute to our results. • In Q3, we closed on Reliance which originated $389 million in the first half of 2015. When combined with Luxury’s first half originations of $440 million, our funded volume is expected to jump considerably. • Interest income on the new CLO warehouse has not yet impacted results for 2015, as compared to first half 2014 revenue of $2.1 million. • We are confident that our strategic direction to take advantage of positive economic trends puts the Company in a strong position to drive long term shareholder value

APPENDIX 24

NON-GAAP FINANCIAL MEASURES - EBITDA AND ADJUSTED EBITDA

In addition to the results of operations presented in accordance with GAAP, management uses EBITDA and Adjusted EBITDA on a consolidated basis and for each segment, which are non-GAAP financial measures. We believe that consolidated EBITDA and Adjusted EBITDA provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company's ability to service its debt and to facilitate comparison among companies. We believe segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. EBITDA and Adjusted EBITDA are not a measurement of financial performance or liquidity under GAAP; therefore, EBITDA and Adjusted EBITDA should not be considered as an alternative or substitute for GAAP. Our presentation of EBITDA and Adjusted EBITDA may differ from similarly titled non-GAAP financial measures used by other companies. We define EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in our financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of our subsidiaries' business operations, (ii) adjust for the effect of purchase accounting, (iii) add significant acquisition related costs and (iv) adjust for significant relocation costs.

Reconciliation from the Company's GAAP net income to
Non-GAAP financial measures - EBITDA and Adjusted EBITDA
(Unaudited)

(in thousands)	Three months ended June 30, 2015	Three months ended June 30, 2014	Six months ended June 30, 2015	Six months ended June 30, 2014	Year ended December 31, 2014
Net income (loss) available to Class A common stockholders	$ 14,962	$ 2,039	$ 13,983	$ 3,665	$ (1,710)
Add: net income attributable to noncontrolling interests - Tiptree Financial Partners, L.P.	4,735	2,245	3,875	4,551	6,791
Add: net income (loss) attributable to noncontrolling interests - Other	97	(262)	(83)	(592)	(497)
Less: net income from discontinued operations	21,003	2,186	23,348	3,476	(7,937)
Income (loss) from Continuing Operations of the Company	$ (1,209)	$ 1,836	$ (5,573)	$ 4,148	$ (3,353)
Consolidated interest expense	6,194	2,643	11,323	5,457	12,541
Consolidated income taxes	(371)	(1,080)	(1,867)	(1,732)	4,141
Consolidated depreciation and amortization expense	11,359	1,662	26,823	3,330	11,945
EBITDA for Continuing Operations	$ 15,973	$ 5,061	$ 30,706	$ 11,203	$ 25,274
Consolidated non-corporate and non-acquisition related interest expense[1]	(2,663)	(1,289)	(4,441)	(2,938)	(7,236)
Effects of Purchase Accounting related to the Fortegra acquisition[2]	(6,118)	—	(15,601)	—	(4,168)
Significant acquisition related costs[3]	—	—	1,349	—	6,121
Subtotal Adjusted EBITDA for Continuing Operations of the Company	$ 7,192	$ 3,772	$ 12,013	$ 8,265	$ 19,991
Income from Discontinued Operations of the Company[4]	$ 21,003	$ 2,186	$ 23,348	$ 3,476	$ 7,937
Consolidated interest expense	2,572	2,896	5,226	5,810	11,475
Consolidated income taxes	1,054	1,577	3,796	2,658	5,525
Consolidated depreciation and amortization expense	404	937	862	1,740	4,379
EBITDA for Discontinued Operations	$ 25,033	$ 7,596	$ 33,232	$ 13,684	$ 29,316
Significant relocation costs[5]	—	—	—	—	5,477
Subtotal Adjusted EBITDA for Discontinued Operations of the Company	$ 25,033	$ 7,596	$ 33,232	$ 13,684	$ 34,793
Total Adjusted EBITDA of the Company	$ 32,225	$ 11,368	$ 45,245	$ 21,949	$ 54,784

TiptreeFinancial

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NON-GAAP FINANCIAL MEASURES - EBITDA AND ADJUSTED EBITDA (CONT.) 26 Notes: (1) The consolidated non-corporate and non-acquisition related interest expense subtracted from Adjusted EBITDA includes interest expense associated with asset-specific debt at subsidiaries in the Specialty Finance, Real Estate and Corporate and Other segments. For the quarter ended June 30, 2015, interest expense for the asset-specific debt was $834 thousand for Specialty Finance, $1.7 million for Real Estate and $83 thousand for Corporate and Other, totaling $2.7 million. For the quarter ended June 30, 2014, interest expense for the asset-specific debt was $311 thousand for Specialty Finance and $1 million for Real Estate totaling $1.3 million. For the six months ended June 30, 2015, interest expense for the asset-specific debt was $1.3 million for Specialty Finance, $3 million for Real Estate and $83 thousand for Corporate and other, totaling $4.4 million. For the six months ended June 30, 2014, interest expense for the asset-specific debt was $455 thousand for Specialty Finance, $2 million for Real Estate, and $527 thousand for Corporate and Other segments, totaling $2.9 million. (2) Tiptree’s purchase of Fortegra resulted in a number of purchase accounting adjustments being made as of the date of acquisition, which included setting deferred cost assets to a fair value of zero, modifying deferred revenue liabilities to their respective fair values, and recording a substantial intangible asset representing the value of the acquired insurance policies and contracts. Following the purchase accounting adjustments, for the quarter ended June 30, 2015, expenses associated with deferred costs were more favorably stated by $7.9 million and current period income associated with deferred revenues were less favorably stated by $1.8 million. For the six months ended June 30, 2015, expenses associated with deferred costs were more favorably stated by $20.3 million and current period income associated with deferred revenues were less favorably stated by $4.7 million. Thus, the purchase accounting effect increased EBITDA by $6.1 million and $15.6 million in the quarter ended June 30, 2015 and the six months ended June 30, 2015, respectively, above what the historical basis of accounting would have generated. The impact of purchase accounting has been reversed to reflect an adjusted EBITDA without the purchase accounting effect. (3) Significant acquisition related costs in connection with Care’s acquisition of the Royal Portfolio and Greenfield II Portfolio properties included taxes of $504 thousand, legal costs of $414 thousand and $431 thousand of other property acquisition expenses. (4) See Note 5—Dispositions, Asset Held for Sale and Discontinued Operations, in the accompanying consolidated financial statements contained in Tiptree Financial’s form 10-Q for the quarter ended June 30, 2015, for further discussion of discontinued operations. (5) Significant relocation costs for discontinued operations included expenses incurred in connection with the move of PFAS’s physical location from New Jersey to Philadelphia for the year ended December 31, 2014.

NON-GAAP FINANCIAL MEASURES - EBITDA AND ADJUSTED EBITDA

In addition to the results of operations presented in accordance with GAAP, management uses EBITDA and Adjusted EBITDA on a consolidated basis and for each segment, which are non-GAAP financial measures. We believe that consolidated EBITDA and Adjusted EBITDA provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company's ability to service its debt and to facilitate comparison among companies. We believe segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. EBITDA and Adjusted EBITDA are not a measurement of financial performance or liquidity under GAAP; therefore, EBITDA and Adjusted EBITDA should not be considered as an alternative or substitute for GAAP. Our presentation of EBITDA and Adjusted EBITDA may differ from similarly titled non-GAAP financial measures used by other companies. We define EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in our financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of our subsidiaries' business operations, (ii) adjust for the effect of purchase accounting, (iii) add significant acquisition related costs and (iv) adjust for significant relocation costs.

(unaudited, $ in thousands)	Segment EBITDA and ADJUSTED EBITDA - Three months ended June 30, 2015 and June 30, 2014										
	Insurance and insurance services	Specialty finance		Real estate		Asset management		Corporate and other		Totals	
	Three months ended June 30,	Three months ended June 30,		Three months ended June 30,		Three months ended June 30,		Three months ended June 30,		Three months ended June 30,	
	2015	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Pre tax income/(loss)	$ 6,300	$ 568	$ (731)	$ (1,969)	$ (751)	$ 2,351	$ 2,577	$ (8,830)	$ (339)	$ (1,580)	$ 756
Add back:											
Interest expense	1,775	834	311	1,810	978	—	—	1,775	1,354	6,194	2,643
Depreciation and amortization expenses	7,258	124	127	3,945	1,535	—	—	32	—	11,359	1,662
Segment EBITDA	$ 15,333	$ 1,526	$ (293)	$ 3,786	$ 1,762	$ 2,351	$ 2,577	$ (7,023)	$ 1,015	$ 15,973	$ 5,061
EBITDA adjustments:											
Asset-specific debt interest	—	(834)	(311)	(1,746)	(978)	—	—	(83)	—	(2,663)	(1,289)
Fortegra purchase accounting	(6,118)	—	—	—	—	—	—	—	—	(6,118)	—
Segment Adjusted EBITDA	$ 9,215	$ 692	$ (604)	$ 2,040	$ 784	$ 2,351	$ 2,577	$ (7,106)	$ 1,015	$ 7,192	$ 3,772

TiptreeFinancial 27

NON-GAAP FINANCIAL MEASURES - EBITDA AND ADJUSTED EBITDA

In addition to the results of operations presented in accordance with GAAP, management uses EBITDA and Adjusted EBITDA on a consolidated basis and for each segment, which are non-GAAP financial measures. We believe that consolidated EBITDA and Adjusted EBITDA provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company's ability to service its debt and to facilitate comparison among companies. We believe segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. EBITDA and Adjusted EBITDA are not a measurement of financial performance or liquidity under GAAP; therefore, EBITDA and Adjusted EBITDA should not be considered as an alternative or substitute for GAAP. Our presentation of EBITDA and Adjusted EBITDA may differ from similarly titled non-GAAP financial measures used by other companies. We define EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in our financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of our subsidiaries' business operations, (ii) adjust for the effect of purchase accounting, (iii) add significant acquisition related costs and (iv) adjust for significant relocation costs.

(unaudited, $ in thousands) — Segment EBITDA and ADJUSTED EBITDA - Six months ended June 30, 2015 and June 30, 2014

	Insurance and insurance services	Specialty finance		Real estate		Asset management		Corporate and other		Totals	
	Six months ended June 30,	Six months ended June 30,		Six months ended June 30,		Six months ended June 30,		Six months ended June 30,		Six months ended June 30,	
	2015	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Pre tax income/(loss)	$ 10,326	$ 1,003	$ (1,467)	$ (6,150)	$ (1,515)	$ 4,525	$ 4,896	$ (17,144)	$ 502	$ (7,440)	$ 2,416
Add back:											
Interest expense	3,514	1,345	455	3,140	1,956	—	—	3,324	3,046	11,323	5,457
Depreciation and amortization expenses	19,212	246	237	7,333	3,093	—	—	32	—	26,823	3,330
Segment EBITDA	$ 33,052	$ 2,594	$ (775)	$ 4,323	$ 3,534	$ 4,525	$ 4,896	$ (13,788)	$ 3,548	$ 30,706	$ 11,203
EBITDA adjustments:											
Asset-specific debt interest	—	(1,345)	(455)	(3,013)	(1,956)	—	—	(83)	(527)	(4,441)	(2,938)
Fortegra purchase accounting	(15,601)	—	—	—	—	—	—	—	—	(15,601)	—
Significant acquisition expenses	—	—	—	1,349	—	—	—	—	—	1,349	—
Segment Adjusted EBITDA	$ 17,451	$ 1,249	$ (1,230)	$ 2,659	$ 1,578	$ 4,525	$ 4,896	$ (13,871)	$ 3,021	$ 12,013	$ 8,265

TiptreeFinancial 28

TIPTREE FINANCIAL INC. AND THE COMPANY – BOOK VALUE PER SHARE 29 Tiptree Financial’s book value per share was $9.34 as of June 30, 2015 compared with $8.94 as of December 31, 2014. Total stockholders' equity for the Company was $395.3 million as of June 30, 2015, which comprised total stockholders' equity of $405.3 million adjusted for $15.7 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company, such as Siena, Luxury and Care, and net liabilities of $5.7 million wholly owned by Tiptree Financial Inc. Total stockholders' equity for the Company was $381.3 million as of December 31, 2014, which comprised total stockholders' equity of $401.7 million adjusted for $27.1 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company and net liabilities of $6.7 million wholly owned by Tiptree Financial Inc. Additionally, the Company’s book value per share is based upon Class A common shares outstanding, plus Class A common stock issuable upon exchange of partnership units of TFP. The total shares as of June 30, 2015 and December 31, 2014 were 41.5 million and 41.6 million, respectively. Tiptree Financial’s Class A book value per common share and the Company’s book value per share are presented below. Book value per share - Tiptree Financial (unaudited, in thousands, except per share data) June 30, 2015 December 31, 2014 Total stockholders’ equity of Tiptree Financial $ 296,724 $ 284,462 Class A common stock outstanding 31,764 31,830 Class A book value per common share(1) $ 9.34 $ 8.94 Book value per share - the Company Total stockholders’ equity of the Company $ 395,340 $ 381,300 Class A common stock outstanding 31,764 31,830 Class A common stock issuable upon exchange of partnership units of TFP 9,767 9,770 Total shares 41,531 41,600 Company book value per share $ 9.52 $ 9.17 Notes: (1) See Note 24—Earnings per Share, in the Form 10-Q for the quarter ended June 30, 2015, for further discussion of potential dilution from warrants.